Exhibit 5.1

26 October 2017

Matter No.: 825391

Doc Ref: 103696824v1

Tel No.: 852 2842 9530

E-mail: Richard.Hall@conyersdill.com

China Lodging Group, Limited

No.2266 HongQiao Road

Changning District

Shanghai (200336)

People’s Republic of China

Dear Sirs,

Re: China Lodging Group, Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about 26 October 2017 under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) through which the Company may periodically offer (i) ordinary shares, par value US$0.0001 per share, in the Company (the “Ordinary Shares”, which includes any Ordinary Shares to be issued pursuant to the conversion, exchange or exercise of any other securities), (ii) debt securities of the Company (the “Debt Securities”), or (iii) warrants to subscribe for Ordinary Shares (the “Warrants” and collectively with the Ordinary Shares and the Debt Securities, the “Securities”).

For the purposes of giving this opinion, we have examined the following documents:

(i)                                     a copy of the Registration Statement; and

(ii)                                  the Prospectus forming a part of the Registration Statement;

The documents listed in items (i) and (ii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the Memorandum and Articles of Association of the Company, each certified by the secretary of the Company on 24 October 2017, written resolutions of its directors dated 22 September 2017 (the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 19 October 2017 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of the State of New York, United States of America (the “Foreign Laws”) of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms; (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Documents to the non-exclusive jurisdiction of the courts of the State of New York, United States of America (the “Foreign Courts”); (j) that on the date of entering into the Documents the Company is and after entering into the Documents will be able to pay its liabilities as they become due; (k) that the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles of Association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands; (l) that all necessary corporate action will be taken to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (m) that the applicable purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Securities will be valid and binding in accordance with its terms pursuant to its governing law; (n) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company or a duly authorised committee thereof, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto; (o) that, upon the issue of any Ordinary Shares, the Company will receive consideration for the final issue price thereof which shall be equal to at least the par value thereof; (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto.

The obligations of the Company under the Documents and any Securities (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date.  Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                          Based solely upon our review of the memorandum of association of the Company, the he authorised share capital of the Company is US$900,000 divided into 8,000,000,000 ordinary shares of par value US$0.0001 each and 1,000,000,000 preferred shares of par value US$0.0001 each.

3.                          Upon the due issuance of Ordinary Shares and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.                          Upon the due issuance of (a) Debt Securities, or (b) Warrants, and payment of the consideration therefor, such Debt Securities or Warrants will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman